SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for  Use  of  the  Commission  Only (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                          PRE-PAID LEGAL SERVICES, INC.
                (Name of Registrant as Specified in its Charter)


                                 NOT APPLICABLE
       (Name of Person(s) Filing Proxy Statement if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

    (1)Title of each class of securities to which transaction applies:         .
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    (2)Aggregate number of securities to which transaction applies:            .
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    (3)Per unit price or other underlying value of transaction computed pursuant
       to Exchange Act Rule 0-11:                        .
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    (4)Proposed maximum aggregate value of transaction:                   .
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    (5)Total fee paid:                       .
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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)Amount Previously Paid:                     .
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    (2)Form, Schedule or Registration Statement No.:                 .
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    (3)Filing Party:                      .
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    (4)Date Filed:                        .
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                          PRE-PAID LEGAL SERVICES, INC.
                              321 East Main Street
                                  P. 0. Box 145
                            Ada, Oklahoma 74821-0145


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE HOLDERS OF SHARES OF COMMON STOCK:

The Annual Meeting of Shareholders of PRE-PAID LEGAL SERVICES, INC. (the "Company") will be held in the Seminar Center at Pontotoc Area VoTech School at 601 West 33rd Street in Ada, Oklahoma, on Friday, May 25, 2001,at 1:00 p.m., local time, for the following purposes:

(1)To elect three members to the Company's Board of Directors.

(2)Totransact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The Annual Meeting may be recessed from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the bylaws.

Shareholders of record of Common Stock at the close of business on April 6, 2001 are entitled to notice of, and to vote on all matters at, the Annual Meeting. A list of all shareholders will be available for inspection at the Annual Meeting and, during normal business hours the ten days prior thereto, at the offices of the Company, 321 East Main Street, Ada, Oklahoma.


                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ KATHRYN WALDEN
                                   -----------------------------------
                                   Kathryn Walden, Secretary


Ada, Oklahoma
April 6, 2001

Please vote by telephone or by using the Internet as instructed on the enclosed Proxy Card or complete, sign and date the enclosed Proxy Card and return it promptly in the envelope enclosed for that purpose. You may nevertheless vote in person if you do attend the meeting.


                                 PROXY STATEMENT
                          PRE-PAID LEGAL SERVICES, INC.
                              321 East Main Street
                                  P. 0. Box 145
                            Ada, Oklahoma 74821-0145

                       2001 ANNUAL MEETING OF SHAREHOLDERS

     The following information is furnished in connection with the 2001 Annual Meeting of Shareholders of PRE-PAID LEGAL SERVICES, INC. (the "Company") to be held in the Seminar Center at Pontotoc Area VoTech School at 601 West 33rd Street in Ada, Oklahoma, on Friday, May 25, 2001, at 1:00 p.m., local time. This Proxy Statement and accompanying materials will be mailed on or about April 27, 2001 to holders of record of Common Stock as of the record date.

     The record date for determining shareholders entitled to notice of the Annual Meeting and to vote has been established as the close of business on April 6, 2001. On that date, the Company had 21,486,395 shares of Common Stock, par value $.01 per share, outstanding and eligible to vote, exclusive of treasury stock. Holders of record of the Company's Common Stock on the record date will be entitled to one vote for each share held on all matters properly brought before the Annual Meeting.

     The Board of Directors of the Company is soliciting the enclosed proxy. All costs of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to use of the mails, proxies may be solicited by telephone, telecopy or personal interview by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company will, upon request, reimburse such persons for their reasonable expenses in forwarding proxy materials to beneficial owners.

     Any shareholder returning the accompanying proxy or voting by telephone or the Internet may revoke such proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the Annual Meeting, (c) voting by telephone or using the Internet as instructed below (your latest telephone or Internet proxy is counted) or (d) executing and delivering to the Company a later dated proxy. Written revocations and later dated proxies should be sent to PRE-PAID LEGAL SERVICES, INC., P. O. Box 145, Ada, Oklahoma 74821-0145, Attention: Kathryn Walden, Secretary.

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of ten members and is divided into three classes as nearly equal in size as possible, with the term of office of one class expiring each year. The Board of Directors has nominated and proposes that Shirley A. Stonecipher, Peter K. Grunebaum and Randy Harp, whose terms as directors expire as of the Annual Meeting of Shareholders for 2001, be re-elected for three-year terms as directors.

     The election of directors will require the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting. All proxies received by the Board of Directors of the Company will be voted, in the absence of instructions to the contrary, FOR the re-election of Shirley A. Stonecipher, Peter K. Grunebaum and Randy Harp to the Board of Directors.

     Should the nominees for election to the Board of Directors be unable to serve for any reason, the Board of Directors may, unless the Board by resolution provides for a lesser number of directors, designate substitute nominees in which event all proxies received without instructions will be voted for the election of such substitute nominees. However, to the best knowledge of the Board of Directors of the Company, the named nominees will serve if elected.

     The following is certain information about each director of the Company:

    Name                                      Age            Director Since        Term Expires
----------------------                      -------          --------------        ------------

Shirley A. Stonecipher                        60                  1998                 2001
Peter K. Grunebaum                            67                  1980                 2001
Randy Harp                                    45                  1990                 2001
Harland C. Stonecipher                        62                  1976                 2002
Wilburn L. Smith                              60                  1997                 2002
Martin H. Belsky                              56                  1998                 2002
Kathleen S. Pinson                            48                  1990                 2003
David A. Savula                               53                  1998                 2003
John W. Hail                                  70                  1998                 2003
John A. Addison                               43                  2000                 2003

Shirley A. Stonecipher
     Mrs. Stonecipher has been involved with the Company since its inception in 1972 as an advisor to her husband, Harland C. Stonecipher. Mrs. Stonecipher has attended most major Company-sponsored marketing rallies over the past 25 years and has been involved with certain specific marketing initiatives, such as the First Ladies Club aimed at providing recognition for the wives of marketing associates.

Peter K. Grunebaum
     Mr. Grunebaum is currently Managing Director of Fortrend International, an investment firm headquartered in New York, New York, a position he has held since 1989.

Randy Harp
     Mr. Harp was named Chief Financial Officer in March 1990 and served in that capacity until May 2000 and has served as Chief Operating Officer since March 1996. Mr. Harp is a Certified Public Accountant.

Harland C. Stonecipher
     Mr. Stonecipher has been the Chairman of the Board of Directors of the Company since its organization in 1976 and served as Chief Executive Officer until March 1996 and since February 1997. Mr. Stonecipher also served as President of the Company at various times through January 1995. Mr. Stonecipher also serves as an executive officer of various subsidiaries of the Company and as a director of Advantage Marketing Systems, Inc. Mr. Stonecipher is employed pursuant to an employment agreement which, unless sooner terminated, expires on June 30, 2003, with the Company retaining the right to extend the agreement for up to ten additional years.

Wilburn L. Smith
     Mr. Smith has been active in the marketing division of the Company since 1980 and was named Vice President of Marketing and Agency Director in July 1990. Mr. Smith served as a director of the Company from March 1993 to October 1995. In April 1997, the Board of Directors appointed Mr. Smith as the Company's President and he was elected by the Board of Directors to serve again as a director of the Company.

Martin H. Belsky
     Mr. Belsky, currently Dean and Professor of Law at the University of Tulsa College of Law, teaches courses in constitutional law, ethics, interna- tional law, and oceans policy. Previously, Mr. Belsky was Dean and Professor of Law at Albany Law School from 1986 to 1995.

Kathleen S. Pinson
     Ms. Pinson was named Controller of the Company in May 1989 and has been a Vice President of the Company since June 1982. Ms. Pinson has been employed by the Company since 1979 and has been the chief accounting officer since 1982. Ms. Pinson is a Certified Public Accountant.

David A. Savula
     Mr. Savula has been active in the marketing division of the Company as an independent contractor since 1992. Prior to his involvement with the Company, Mr. Savula developed extensive multilevel marketing experience, both in the U.S. as well as Canada, with other multilevel marketing companies.

John W. Hail
     John W. Hail is the founder of Advantage Marketing Systems, Inc. and has served as Chief Executive Officer and Chairman of the Board of Directors of Advantage Marketing Systems, Inc. since its inception in June 1988. From July 1986 through May 1988, Mr. Hail served as Executive Vice President, Director and Agency Director of the Company and also served as Chairman of the Board of Directors of TVC Marketing, Inc., which was the exclusive marketing agent of the Company from April 1984 through September 1985.

John A. Addison
     John A. Addison is Co-Chief Executive Officer and President of Primerica Financial Services, a subsidiary of Citigroup and one of North America's largest financial services marketing organizations with more than 100,000 representatives. Mr. Addison oversees the development and execution of all aspects of Primerica's marketing and sales strategies.


Board Meetings and Committees

     The Board of Directors held four meetings during the year ended December 31, 2000. During such year all directors attended at least 75% of the meetings of the full Board and the committees on which they served.

     The Board of Directors has established an Executive Committee consisting of Messrs. Stonecipher, Harp and Grunebaum and an Audit Committee consisting of Messrs. Grunebaum and Belsky. The Executive Committee may exercise all of the powers of the Board of Directors, except to the extent limited by law. The Audit Committee makes recommendations to the Board of Directors concerning the selection of and oversees the Company's relationship with its independent auditors and reviews with the independent auditors the scope and results of the annual audit. The Audit Committee also reviews financial statements and reports including proxy statements, Forms 10-K and Forms 10-Q, reviews all significant financial reporting issues and practices and monitors internal control policies. A copy of the written charter of the Committee is included in this Proxy Statement as Appendix A. Each of the members of the Audit Committee meets the independence standards of the New York Stock Exchange. The Audit Committee held four meetings during 2000. The Board of Directors does not have standing nominating or compensation committees.

     Harland C. Stonecipher and Shirley A. Stonecipher are husband and wife. No other family relationships exist among the directors or executive officers of the Company.


Compensation of Directors

     Directors who are also employees of the Company or its subsidiaries receive no additional compensation for their services as directors. Non-employee directors of the Company receive $500 per meeting attended. Under the Company's Stock Option Plan, each non-employee director also receives on March 1 of each year options to purchase 10,000 shares of Common Stock. These options are immediately exercisable as of the date of grant as to one-fourth of the shares covered by the options and vest in additional one-fourth increments on the following June 1st, September 1st and December 1st in the year of grant, subject to continued service by the non-employee director during such periods. Options granted to non-employee directors under the Stock Option Plan have an exercise price equal to the closing price of the Common Stock on the date of grant as reported by the New York Stock Exchange and expire five years from the date of grant.

     The Board of Directors recommends that the shareholders vote "FOR" the re-election of Shirley A. Stonecipher, Peter K. Grunebaum and Randy Harp to the Board of Directors.


Fiscal 2000 Audit and Other Fees

     The firm of Deloitte & Touche LLP has served as the Company's independent auditors since 1994 and was our independent auditor for the fiscal year ended December 31, 2000. The following sets forth certain information concerning fees billed by Deloitte & Touche LLP for professional services rendered during fiscal 2000:

 Audit Fees...........................................................$  220,000
 Financial Information Systems Design and Implementation Fees.........         -
 All Other Fees.......................................................$   46,690

     The Audit  Committee  has  considered  whether the  provision  of non-audit
services  by  Deloitte  &  Touche  is  compatible   with   maintaining   auditor
independence.


                             AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors (Board), the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2000, the Committee met four times, and the Committee chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the CFO and independent auditors prior to public release.

In discharging its oversight  responsibility as to the audit process,  the Audit
Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees, " discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Company" financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee intends to recommend reappointment of the independent auditors to the Board.


                                      Peter K. Grunebaum
                                      Chair


                                      Martin H. Belsky
                                      Committee Member





                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers
      Name                                              Position
----------------------                    --------------------------------------
Harland C. Stonecipher                    Chairman of the Board of Directors and
                                           Chief Executive Officer
Wilburn L. Smith                          President
Randy Harp                                Chief Operating Officer
Kathleen S. Pinson                        Vice President and Controller
Steve Williamson                          Chief Financial Officer


     Each of the executive officers of the Company with the exception of Mr. Williamson is also a director of the Company. For descriptions of the business background and other information concerning the executive officers other than Mr. Williamson, see "Election of Directors" above.

Steve Williamson
     Mr. Williamson was named Chief Financial Officer of the Company in May 2000. From April 1997 until his employment with the Company in March 2000, Mr. Williamson served as the Chief Financial Officer of Peripheral Enhancements, Inc., an electronic memory assembly company. Prior to April 1997, Mr. Williamson served as Director in Charge of Banking Practice for Horne & Company, a public accounting firm. Mr. Williamson is a Certified Public Accountant.


Executive Compensation

         The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered during the years ended December 31, 2000, 1999 and 1998 to the chief executive officer and to each other person serving as an executive officer of the Company as of December 31, 2000 whose compensation exceeded $100,000 during 2000. Such individuals are referred to herein as the "named executive officers."

                           Summary Compensation Table

                                                                          Long Term
                                              Annual Compensation       Compensation
                                              -------------------       -------------
                                                                         Securities
                                                                         Underlying          All Other
  Name and Principal Position      Year     Salary       Bonus (1)         Options        Compensation (2)
--------------------------------   ----    --------   -------------     -------------     ----------------

Harland C. Stonecipher..........    2000   $157,755    $  1,230,297          100,000          $11,970
   Chairman of the Board and        1999    157,755         947,720          100,000           12,274
   Chief Executive Officer          1998    157,755         654,835          100,000           12,554

Wilburn L. Smith................    2000          -       1,562,532                -            7,000
   President                        1999          -       1,075,742                -            5,250
                                    1998          -         871,122           30,000            5,250


Randy Harp......................    2000    145,196          40,000           50,000            7,575
   Chief Operating Officer          1999    120,865          40,000           50,000            3,900
                                    1998    129,615          40,000           50,000            3,900

Kathleen S. Pinson..............    2000    100,763           9,000            5,000            3,900
   Vice President and Controller    1999     91,560           6,000            5,000            3,900
                                    1998     87,668           6,000            5,000            2,600
----------------

(1) Bonus to Mr. Stonecipher consists primarily of override commissions earned by Mr. Stonecipher pursuant to his employment agreement with the Company of $240,000, $213,467 and $156,339 during 2000, 1999 and 1998, respectively, and override commissions earned by Mr. Stonecipher with respect to commissions earned by PPL Agency, Inc., a Company affiliated insurance agency, of $50,467, $46,493 and $38,306 during 2000, 1999 and 1998, respectively. Additionally, Mr. Stonecipher received $939,830, $687,760 and $460,190 during 2000, 1999 and 1998 representing a payment of $10 for each marketing associate who participated in the Company's "Fast Start to Success" training program which commenced in January 1997. See "Executive Compensation and Other Information-Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Certain Relationships and Related Transactions."

     Bonus to Mr. Smith consists of override commissions and other fees paid with respect to commissions earned by, and new sales associate sponsorships within, the Company's multilevel marketing sales force. The amounts indicated for Mr. Smith do not include any amounts received by Mr. Smith as a result of his equity ownership in certain entities which are not affiliated with the Company but which are engaged in the marketing of the Company's legal service memberships and earn commissions from sales of memberships. See "Certain Relationships and Related Transactions."

     Bonus to Mr. Harp and Ms. Pinson consisted of a performance bonus based upon the achievement by the Company of certain earnings per share goals.

(2) All Other Compensation of Mr. Stonecipher includes $5,660, $5,964 and $6,244 for the years 2000, 1999 and 1998, respectively, relating to the time value of premiums paid pursuant to a certain split dollar life insurance agreement that provides for such premiums to be refunded to the Company upon Mr. Stonecipher's death, and also includes $6,310 for each year representing vested contributions by the Company to the Employee Stock Ownership and Thrift Plan and Trust (the "ESOP").

     All Other Compensation of Messrs. Smith and Harp and Ms. Pinson consists of vested contributions by the Company to the ESOP.


     The following table contains information concerning the grant of stock options during the year ended December 31, 2000 under the Company's Stock Option Plan to each of the named executive officers who received option grants during such year.


                                      Option Grants in Last Fiscal Year
                                                                                      Potential Realizable
                                                                                        Value at Assumed
                                                                                     Annual Rates of Stock
                                                                                     Price Appreciation For
                                Individual Grants                                       Option Term (3)
--------------------------------------------------------------------------------     -------------------------
                                         % of Total
                            Number of      Options
                           Securities    Granted to
                           Underlying     Employees    Exercise or
                             Options      in Fiscal    Base Price    Expiration
          Name             Granted (1)      Year       ($/Sh) (2)       Date           5%            10%
----------------------     -----------    ---------    -----------   ----------    ------------  ------------

Harland C. Stonecipher         100,000        28.1%        $32.81    05/12/2005    $    906,000  $  2,003,000
Randy Harp                      50,000        14.0          32.81    05/12/2005         453,000     1,001,500
Kathleen S. Pinson               5,000         1.4          32.81    05/12/2005          45,300       100,150
-------------------


(1) All options granted to the named executive officers during 2000 were granted under the Company's Stock Option Plan. The exercise price of such options is equal to 100% of the market price per share of the Common Stock on the date of grant. The options granted to Messrs. Stonecipher and Harp were immediately exercisable as of the date of grant as to one-fourth of the shares covered thereby and became exercisable in additional one-fourth increments on June 1, September 1, and December 1, 2000. The options granted to Ms. Pinson become exercisable in one-half increments beginning one year after the grant date. The options expire if not exercised five years after the date of grant.

(2) Exercise price of the options must be paid in cash or, if the Board of Directors so permits, by tender of shares of Common Stock or other property, or by a combination of such means of payment.

(3) Potential realizable value is the amount that would be realized upon exercise by the named executive officer of the options immediately prior to the expiration of their respective terms, assuming the specified compound annual rates of appreciation of the Company's Common Stock over the respective terms of the options. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall market conditions. There can be no assurances that the potential values reflected in this table will be achieved.


                 Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                            Number of Securities                 Value of
                                                           Underlying Unexercised        Unexercised In-the-Money
                                                                 Options at                     Options at
                                                              December 31, 2000            December 31, 2000 (1)
                                                           ----------------------        ------------------------
                              Shares
                             Acquired        Value
           Name             on Exercise  Realized (2)   Exercisable   Unexercisable    Exercisable   Unexercisable
----------------------      -----------  ------------   -----------   -------------    -----------   -------------

Harland C. Stonecipher           -             -            400,000         -          $  1,125,000        -
Wilburn L. Smith                 -             -             18,750         -                 -            -
Randy Harp                    47,000       $782,625         200,000         -               562,500        -
Kathleen S. Pinson               -             -             12,500       7,500              47,500        -
-------------------

(1)  Value  of  unexercised   in-the-money  options  at  December  31,  2000  is
     calculated based on the market price per share of Common Stock of $25.50 per share on December 31, 2000 less the option exercise price.

(2)  Value realized is calculated  based on the market price per share of Common
     Stock  of  $19.88  and  $26.31   for  3,000   shares  and  44,000   shares,
     respectively, on the dates of exercise less the option price.

Employment Contracts and Termination of Employment and Change-in-Control
 Arrangements

     The Company has an employment agreement with Mr. Stonecipher that commenced in January 1993, and, unless sooner terminated, expires on June 30, 2003. Under the terms of the employment agreement, Mr. Stonecipher is to receive compensation as determined by the Board of Directors but not less than $157,750 per year. In addition to his annual salary, Mr. Stonecipher also is entitled to receive a supplemental retirement benefit in the amount of $26,000 per year payable on the first day of the month following his termination of employment and annually thereafter until the earlier of his death or the date upon which ten such payments have been made. Mr. Stonecipher must meet certain minimal conditions subsequent to the termination of his employment in order to receive such payments. The Company's obligation pursuant to the employment agreement is subject to the continuation of a certain split dollar life insurance agreement between the Company and Shirley A. Stonecipher, Mr. Stonecipher's wife, described below. If the Company terminates the employment agreement for any reason (other than Mr. Stonecipher's death) or Mr. Stonecipher terminates the agreement for certain specified events including a change of control of the Company (as defined in the agreement), the Company is required to pay Mr. Stonecipher a lump sum payment equal to the present value (using a 3% discount rate) of the remaining salary and retirement benefits throughout the term of the contract.

     Pursuant to an agreement with the Company, Mr. Stonecipher is also entitled to an override commission, payable monthly, in an amount equal to $.025 per active membership as compensation for his efforts in assisting in the growth and development of new production for the Company and its subsidiaries. The agreement provides that the amount of the commissions shall in no event exceed $20,000 per month. The payment of such commissions to Mr. Stonecipher continues during his lifetime. The agreement requires that Mr. Stonecipher devote reasonable efforts to the generation of new membership sales for the Company. The amounts paid to Mr. Stonecipher under this agreement during the fiscal year ended December 31, 2000 are reflected in the summary compensation table set forth above. Mr. Stonecipher has deferred payments under this agreement of $236,704 at December 31, 2000. Mr. Stonecipher also receives a portion of the annualized commission revenue of PPL Agency, Inc., which is owned by Mr. Stonecipher as a nominee for the Company. See "Certain Relationships and Related Transactions." Such amounts paid to Mr. Stonecipher are also reflected in the summary compensation table set forth above.

     Commencing in January 1997, the Company implemented its "Fast Start to Success" program pursuant to which electing marketing associates may participate in Company-sponsored sales training programs, including use of a video and other training aides developed by the Company. The cost to each marketing associate for participation in the program is $249. Mr. Stonecipher receives a payment of $10 for each marketing associate who participates in the program. Such amounts paid to Mr. Stonecipher in connection with the "Fast Start to Success" program are reflected in the summary compensation table set forth above.

     In July 1984, the Company entered into a life insurance arrangement with Shirley A. Stonecipher, Mr. Stonecipher's wife, whereby the Company agreed to pay premiums on a life insurance policy covering Mr. Stonecipher. The face amount of the policy is $600,000 and Mrs. Stonecipher is the owner and beneficiary. Mrs. Stonecipher has an agreement with the Company whereby upon Mr. Stonecipher's death, the proceeds of the policy will be paid to the Company in an amount sufficient to reimburse premiums paid to date by the Company and any supplemental retirement payments made pursuant to his employment contract. This agreement is secured by a collateral assignment of the policy proceeds.


Board of Director Interlocks and Insider Participation in Executive Compensation
 Decisions

     The Board of Directors of the Company is responsible for establishing compensation of Harland C. Stonecipher, Chairman and Chief Executive Officer of the Company. Mr. Stonecipher establishes the cash compensation of all other executive officers. The Board of Directors does not have a standing compensation committee. Since Mr. Stonecipher's cash compensation for 2000 was determined pursuant to his employment agreement and other arrangements with the Company approved by the Board of Directors prior to 2000. The Board of Directors did not have any deliberations during 2000 relating to Mr. Stonecipher's cash compensation for such year. However, during 2000, the Board of Directors approved the grant of stock options to Mr. Stonecipher and Randy Harp and Kathleen S. Pinson, each executive officers and directors of the Company, for the purchase of 100,000, 50,000 and 5,000 shares, respectively, under the Company's Stock Option Plan. Messrs. Stonecipher, Smith and Harp and Ms. Pinson participated in the deliberations of the Board of Directors with respect to such stock option grants.

Report On Executive Compensation

     As previously indicated, the Board of Directors of the Company (the "Board") is responsible for establishing compensation of Harland C. Stonecipher, the Chairman and Chief Executive Officer. Mr. Stonecipher is responsible for establishing the cash compensation of all other executive officers including, as applicable, the negotiation of employment contracts with executive officers. The Board does not have a standing compensation committee. The Company's compensation of executives is established to provide reasonable base salaries and other compensation in the form of cash and equity incentive compensation opportunities that are linked to performance of the Company and increases in shareholder value.

     The base salary of Mr. Stonecipher for 2000 was as provided in his employment agreement with the Company entered into in 1993. The principal terms of his employment agreement are described elsewhere herein. See "Executive Compensation and Other Information - Employment Contracts and Termination of Employment and Change-in-Control Arrangements." The level of base salary for Mr. Stonecipher in the employment agreement was determined through negotiations with Mr. Stonecipher at the time the employment agreement was entered into, and the base salaries of the other executive officers of the Company for 2000 were determined by Mr. Stonecipher based upon his assessment of the respective executive officer's performance and potential contribution to the Company's financial and operational objectives.

     Pursuant to his employment agreement, Mr. Stonecipher receives a monthly override commission of $0.025 per active membership, subject to certain limitations, and a portion of the annualized commission revenue of PPL Agency, Inc., which is owned by Mr. Stonecipher as a nominee of the Company. During
2000, Mr. Stonecipher received $50,467 pursuant to these commission-based incentive compensation arrangements. These arrangements foster the goals of the Company's compensation policy by linking a significant portion of the chief executive officer's annual compensation to the level of revenues derived from active memberships, thereby creating strong financial incentives to the chief executive officer for the continued growth of the Company's membership base. During 2000, new membership sales increased 28% to 670,118 compared to 525,352 during 1999, and active memberships in force of 1,064,805 at December 31, 2000 increased 29% compared to 827,979 memberships in force at December 31, 1999. Since 1993 the Company's active membership base has grown by an average of 35% per year and earnings per share has grown from $.01 per share to $2.28 per share for 2000.

     During 1997, the Company  implemented its "Fast Start to Success"  program.
The "Fast Start to Success" program is a Company-sponsored field training program for the Company's marketing associates that utilizes audio, video and other training aides developed by the Company and is designed to increase new memberships sold and new sales associates recruited per participating associate. Participating associates are required to pay the Company a one-time training fee to offset the Company's direct and indirect costs incurred in developing and maintaining the program. Mr. Stonecipher receives a payment from the Company of $10 for each marketing associate who participates in the "Fast Start to Success" program. Such payments totaled $939,830 during 2000. Mr. Stonecipher was instrumental in the conception and development of the program, which the Board believes has enhanced the Company's marketing efforts and contributed to the growth of new membership sales during 2000. Mr. Stonecipher's compensation in connection with the program represents another element in the Company's incentive compensation policy designed to link significant portions of the chief executive officer's compensation with growth in the Company's membership base.

     The Company maintains a Stock Option Plan (the "Plan") pursuant to which the Board may grant options to purchase Common Stock to directors and employees of the Company, including the executive officers. The exercise price of options granted under the Plan may not be less than the fair market value per share of Common Stock on the date of grant. In authorizing option awards under the Plan to executive officers, the Board considers various factors including the recommendation of the Chairman, the relative responsibilities of the optionee, the Board's subjective evaluation of the optionee's performance, and the optionee's relative equity interest in the Company in the form of stock and options. The Board granted options during 2000 to the Company's executive officers as follows: Harland C. Stonecipher - 100,000; Randy Harp - 50,000, Steve Williamson - 15,000 and Kathleen S. Pinson - 5,000. The Board considers stock options to be an important element of the Company's incentive compensation policies and anticipates that additional options will be granted to certain executive officers during 2000.

     The Board of Directors has not adopted a policy with respect to qualification of executive compensation in excess of $1 million per individual for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. In evaluating any policy for future periods, the Board of Directors would expect to consider a number of factors, including the nature of the Company's compensatory arrangements under employment contracts or otherwise, the materiality of amounts likely to be involved and potential ramifications of any loss of flexibility to respond to unforeseeable changes in circumstances that might result from such policy.

     The preceding report is presented by each of the current members of the Board of Directors.

  Harland C. Stonecipher         Wilburn L. Smith          Martin H. Belsky
    Kathleen S. Pinson           David A. Savula             John W. Hail
  Shirley S. Stonecipher        Peter K. Grunebaum            Randy Harp
                                 John A. Addison

Shareholder Return Performance Graph

     The following graph compares the cumulative total shareholder returns of the Company's Common Stock during the five years ended December 31, 2000 with the cumulative total shareholder return of the Russell 2000 Index and a selected peer group. The peer group consists of companies principally engaged in activities within the Standard Industrial Classification Code applicable to the activities of the Company (Insurance Carriers Not Elsewhere Classified) and includes the following companies: American Annuity Group, Inc.; E. W. Blanch Holdings, Inc.; Enhance Financial Services Group, Inc.; Financial Security Assurance Holdings LTD.; Foundation Health Systems, Inc. Class A; Hallmark Financial Services, Inc. and Horace Mann Educators Corporation. The Company has selected this peer group primarily because there are no comparable issuers with publicly traded securities that are engaged principally in the development, underwriting and marketing of prepaid legal service plans. The comparison assumes an investment of $100 on January 1, 1996 in each of the Company's Common Stock, the Russell 2000 Index and the peer group and that any dividends were reinvested.


                Comparison of Cumulative Total Return of Company,
                        Russell 2000 Index and Peer Group

                                               [GRAPH APPEARS HERE]


                                                                  FISCAL YEAR ENDING
       COMPANY                                   1995      1996       1997      1998       1999       2000
       -------                                  ------    ------     ------    ------     ------     ------

PRE-PAID LEGAL SERVICES, INC.                   100.00    175.90     329.52    318.07     231.33    245.78
RUSSELL 2000 INDEX                              100.00    116.61     142.66    138.66     165.82    158.66
PEER GROUP                                      100.00    110.58     158.20    159.23     124.84    121.00


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of shares of Common Stock of the Company by each person (other than directors and executive officers of the Company) known by the Company to be the beneficial owner of more than five percent of the issued and outstanding Common Stock. The information is based on Schedules 13D or 13G filed by the applicable beneficial owner with the Securities and Exchange Commission or other information provided to the Company by the beneficial owner.

                 Security Ownership of Certain Beneficial Owners
                                                                         Beneficial Ownership
                                                                    ------------------------------
                                                                          Number        Percent
                                                                            of            of
Name and Address of Beneficial Owner                                      Shares         Class
------------------------------------                                ------------------ -----------

Thomas W. Smith
    323 Railroad Avenue
    Greenwich, CT  06830.........................................       3,497,201  (1)    16.28

Thomas N. Tryforos
    323 Railroad Avenue
    Greenwich, CT  06830.........................................       2,521,408  (1)    11.73
---------------------

(1) Included in the shares of Common Stock indicated as beneficially owned by Thomas W. Smith ("Smith") and Thomas N. Tryforos ("Tryforos") are 2,478,000 shares as to which they have shared voting and shared dispositive power. In addition, Smith beneficially owns 1,019,201 shares of Common Stock as to which he has sole voting and dispositive power and Tryforos beneficially owns 43,408 shares of Common Stock as to which he has sole voting and dispositive power. Of the shares indicated as beneficially owned by Smith and Tryforos, 2,800,209 shares in the aggregate are beneficially owned in their capacities as investment managers for certain managed accounts.

     The following table sets forth certain information concerning the bene-ficial ownership of shares of Common Stock of the Company as of March 23, 2001 by (a) each director of the Company, (b) each of the named executive officers, and (c) all of the directors and executive officers of the Company as a group.

                              Security Ownership of Directors and Executive Officers

                                                                         Beneficial Ownership (1)
                                                                    ----------------------------------
                                                                            Number          Percent
                                                                              of               of
                                                                            Shares            Class
               Name of Director or Executive Officer                ----------------------  ----------
              -------------------------------------
Harland C. Stonecipher
    321 East Main Street
    Ada, Oklahoma 74820..........................................       1,4661,884 (2) (3)     6.7
Shirley A. Stonecipher...........................................       1,076,125  (2) (4)     5.0
Randy Harp.......................................................         267,061    (5)       1.2
Wilburn L. Smith.................................................         103,082    (6)        *
Kathleen S. Pinson...............................................          68,996    (7)        *
Peter K. Grunebaum...............................................          43,200    (8)        *
David A. Savula..................................................          41,028    (9)        *
John W. Hail.....................................................          34,375   (10)        *
Martin H. Belsky.................................................          27,350   (11)        *
John A. Addison..................................................           2,500   (12)        *
All directors and executive officers as a group (11 persons).....       2,084,866   (13)        9.4
--------------------
* Less than 1%.

(1) Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The percentage of ownership for each person is calculated in accordance with rules of the Securities and Exchange Commission without regard to shares of Common Stock issuable upon exercise of outstanding stock options, except that any shares a person is deemed to own by having a right to acquire by exercise of an option are considered outstanding solely for purposes of calculating such person's percentage ownership.

(2) Harland C. Stonecipher and Shirley A. Stonecipher are husband and wife. Included in the shares of Common Stock indicated as beneficially owned by Mr. and Mrs. Stonecipher are 1,043,625 shares as to which they have shared voting and shared dispositive power.

(3) Includes 18,259 shares owned under the ESOP as to which Mr. Stonecipher has sole voting power, but shared dispositive power, and 400,000 shares issuable upon exercise of outstanding options.

(4) Includes 32,500 shares issuable upon exercise of outstanding options but does not include the shares beneficially owned by Mr. Stonecipher described in Note (3) above as to which Mrs. Stonecipher shares neither voting nor dispositive power, and Mrs. Stonecipher disclaims beneficial ownership of such shares.

(5) Includes 16,345 shares owned under the ESOP as to which Mr. Harp has sole voting power, but shared dispositive power, and 200,000 shares issuable upon exercise of outstanding options.

(6) Includes 34,200 shares owned under the ESOP as to which Mr. Smith has sole voting power, but shared dispositive power, and 18,750 shares issuable upon exercise of outstanding options.

(7) Includes 18,443 shares owned under the ESOP as to which Ms. Pinson has sole voting power, but shared dispositive power, and 12,500 shares issuable upon the exercise of outstanding options. Also, includes 2,746 shares owned under the ESOP by Ms. Pinson's husband, also an employee of the Company, as to which he has sole voting power, but shared dispositive power. Ms. Pinson disclaims beneficial ownership of shares that are owned by her husband.

(8)  Includes 36,500 shares issuable upon exercise of outstanding options.

(9)  Includes 18,750 shares issuable upon exercise of outstanding options.

(10) Includes 500 shares owned by a corporation that Mr. Hail controls and 32,500 shares issuable upon exercise of outstanding options.

(11) Includes 27,000 shares issuable upon exercise of outstanding options.

(12) Includes 2,500 shares issuable upon exercise of outstanding options.

(13) Includes 783,500 shares issuable upon exercise of outstanding options and 89,993 shares owned under the ESOP as to which the respective executive officers and directors have sole voting power, but shared dispositive power.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Harland C. Stonecipher, Chairman of the Board of Directors and Chief Executive Officer of the Company, owns all of the outstanding shares of PPL Agency, Inc. ("Agency") as a nominee for the Company. Any income of Agency accrues to the Company and the Company has agreed to indemnify and hold harmless Mr. Stonecipher for any personal losses as a result of his ownership of Agency.

     Agency's financial position and results of operations are included in the Company's financial statements on a combined basis. Agency earned commissions, net of amounts paid directly to its agents by the underwriter, during 2000 and 1999 of $122,000 and $121,000, respectively, through its sales of insurance products of an unaffiliated company. Annual management fees paid to the Company in 2000 and 1999 were $36,000 in each year. Agency had net income for the year ended December 31, 2000 of $11,661 and a net loss for the year ended December 31, 1999 of $18,148, respectively, after the payment of commissions to Mr. Stonecipher of $50,000 and $49,000, respectively.

     Mr. Stonecipher and Shirley A. Stonecipher own Stonecipher Aviation LLC ("SA") and Mr. and Mrs. Stonecipher together with Wilburn L. Smith, President and a director of the Company, own S & S Aviation LLC ("S&SA"). The Company has agreed to reimburse SA and S&SA for certain expenses pertaining to trips made by Company personnel for Company business purposes using aircraft owned by SA and S&SA. Such reimbursement represents the pro rata portion of direct operating expenses, such as fuel, maintenance, pilot fees and landing fees, incurred in connection with such aircraft based on the relative number of flights taken for Company business purposes versus the number of other flights during the applicable period. No reimbursement is made for depreciation, capital expenditures or improvements relating to such aircraft. During 2000 and 1999, the Company paid $264,000 and $276,000, respectively, to SA as reimbursement for such transportation expenses. S&SA was organized during 2000, and the Company paid $372,000 to S&SA during such year as reimbursement for such transportation expenses.

     The Company indemnified Mr. Stonecipher for litigation expenses and settle-ment costs in connection with a lawsuit filed by Frank Jaques, a former director of the Company, in 1999 against Mr. Stonecipher in the District Court of Pontotoc County, Oklahoma. Mr. Jaques claimed damages relating to an agreement between Mr. Jaques and Mr. Stonecipher relating to a stock subscription agreement with the Company which Mr. Stonecipher entered into in order to obtain the approval of the Oklahoma Securities Department for the Company's original intrastate public offering in 1977. The stock subscription agreement was executed by Mr. Stonecipher for the benefit of the Company in his capacity as the Chairman and founder. The Board of Directors determined that the requirements for indemnification under the Company's Bylaws had been satisfied and that Mr. Stonecipher was entitled to such indemnification. In 2000, the Company reimbursed Mr. Stonecipher $130,370 for litigation expenses, and in 2001, the Company reimbursed him for $802 in litigation expenses and $275,000 for settlement of the case which was accrued as of December 31, 2000.

     Wilburn L. Smith, President and a director of the Company, has loans from the Company made in December 1992, December 1996 and October 1998. The largest aggregate balance of the loans during the year ended December 31, 2000 was
$515,000. The outstanding balance of the loans as of December 31, 2000 was $478,600. The loans bear annual interest at the rate of 3% in excess of the prime rate, adjusted on January 1 of each year, and are secured by Mr. Smith's commissions from the Company. Mr. Smith also owns corporations or partnerships not affiliated with the Company but engaged in the marketing of the Company's legal service memberships and which earn commissions from sales of memberships. These entities earned commissions, net of amounts passed through as commissions to their sales agents, during 2000 and 1999 of $13,000 and $14,000, respectively.

     Randy Harp, Chief Operating Officer and a director of the Company, has loans from the Company made in December 2000. The largest aggregate balance of these loans during the year ended December 31, 2000 was $350,000. The outstanding balance of these loans as of December 31, 2000 was $350,000. These loans bear annual interest at the rate of 3% in excess of the prime rate, adjusted on January 1 of each year.

     John W. Hail, a director of the Company, served as Executive Vice President, Director and Agency Director of the Company from July 1986 through May 1988 and also served as Chairman of the Board of Directors of TVC Marketing, Inc., which was the exclusive marketing agent of the Company from April 1984 through September 1985. Pursuant to agreements between Mr. Hail and the Company entered into during the period in which Mr. Hail was an executive officer of the Company, Mr. Hail receives override commissions from renewals of certain memberships initially sold by the Company during such period. During 2000 and 1999, such override commissions on renewals totaled $89,593 and $90,839, respectively. Mr. Hail also owns interests ranging from 12% to 100% in corporations not currently affiliated with the Company, including TVC Marketing, Inc., but which were engaged in the marketing of the Company's legal service memberships and which earn renewal commissions from memberships previously sold. These entities earned renewal commissions, net of amounts passed through as commissions to their sales agents, during 2000 and 1999 of $313,005 and $301,021, respectively.

     David A. Savula, a director of the Company, is actively engaged as an independent contractor in the marketing of the Company's legal service memberships. During 2000 and 1999, Mr. Savula received from the Company $936,427 and $815,460, respectively, pursuant to a previous agreement with the Company providing for the payment to Mr. Savula of override commissions and other fees with respect to commissions earned by, and new sales associate sponsorships within, the Company's multilevel marketing sales force.


                COMPLIANCE WITH SECTION 16 REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company is required to disclose delinquent filings of reports by such persons during 2000. Based on a review of the copies of such reports and amendments thereto received by the Company, or written representations that no filings were required, the Company believes that during 2000 all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were met, except as described below.

     Forms 4 for October 2000 for Messrs. Grunebaum, Belsky and Savula, directors of the Company, relating to six transactions for Mr. Grunebaum and two transactions each for Messrs. Belsky and Savula, were inadvertently filed three days late due to an administrative error and Mr. Grunebaum inadvertently filed one day late a Form 4 for July 2000 relating to three transactions.


                                     VOTING

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. All other matters properly brought before the Annual Meeting, if any, will be decided by a majority of the votes cast on the matter, unless otherwise required by law

     Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining the number of shares represented by proxy at the meeting. However, because directors are elected by a plurality rather than a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominee will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors.

     Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy. Shares represented by proxies returned by brokers where the brokers' discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxies.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company engaged Deloitte & Touche LLP as its independent accountants in September 1994. Deloitte & Touche LLP served as the Company's independent accountants for the year ended December 31, 2000. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.


                          ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report to Shareholders for the year ended December 31, 2000, including audited financial statements, accompanies this Proxy Statement. The Annual Report is not incorporated by reference into this Proxy Statement or deemed to be a part of the materials for the solicitation of proxies.


                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission is available without charge to any shareholder of the Company who requests a copy in writing from the Company, Attn.: Janice Stinson, Investor Relations, P. O. Box 145, Ada, Oklahoma 74821-0145.

                            PROPOSALS OF SHAREHOLDERS

     The Board of Directors will consider properly presented proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders. Such proposals must comply with the applicable requirements of the Securities and Exchange Commission and the Company's bylaws. Under the Company's bylaws, a notice of intent of a shareholder to bring any matter before a meeting shall be made in writing and received by the Secretary of the Company not more than 150 days and not less than 90 days in advance of the annual meeting or, in the event of a special meeting of shareholders, such notice shall be received by the Secretary of the Company not later than the close of the fifteenth day following the day on which notice of the meeting is first mailed to shareholders. Every such notice by a shareholder shall set forth: (a) the name and address of the shareholder who intends to bring up any matter; (b) a representation that the shareholder is a registered holder of the Company's voting stock and intends to appear in person or by proxy at the meeting to bring up the matter specified in the notice; (c) with respect to notice of an intent to make a nomination, a description of all understandings among the shareholder and each nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors of the Company; and (d) with respect to notice of an intent to bring up any other matter, a description of the matter, and any material interest of the shareholder in the matter. Notice of intent to make a nomination shall be accompanied by the written consent of each nominee to serve as a director of the Company, if elected. All shareholder proposals should be sent to the Secretary of the Company at P.O. Box 145, Ada, Oklahoma 74821-0145.

     A shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be included in the Company's proxy statement relating to the 2002 Annual Meeting must be received no later than December 28, 2001. To be considered for presentation at the 2002 Annual Meeting, although not included in the Proxy Statement for such meeting, a proposal must be received within the time period set forth in the Company's bylaws as described above. In addition, the proxy solicited by the Board of Directors for the 2002 Annual Meeting will confer discretionary authority to vote on any such shareholder proposal presented at the 2002 Annual Meeting unless the Company is provided with notice of such proposal no later than March 13, 2002.


                                  OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is intended that the proxy solicited hereby be voted as to any such matter in accordance with the recommendations of the Board of Directors of the Company.


                                                                      Appendix A

                          PRE-PAID LEGAL SERVICES, INC.

                             AUDIT COMMITTEE CHARTER

Role and Independence

The audit committee of the board of directors is appointed by the Board to assist the board in fulfilling its responsibility for the oversight to the quality and integrity of the accounting, auditing and reporting practices of the corporation and such other duties as directed by the board.

The membership of the committee shall meet the membership, independence and experience requirements of the New York Stock Exchange.

The committee shall meet at least four times per year (ordinarily in person), and is expected to maintain free and open communication with the independent auditors and management of the corporation.

In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts to provide information to or advise the Committee.

Responsibilities

The audit committee's primary responsibilities include:

* Review and reassessment of the adequacy of this charter on an annual basis and recommendations to the Board of any changes.

* Recommendations to the board for the selection and retention of the independent auditors who audit the financial statements of the corporation, which auditors are ultimately accountable to the audit committee and the board.

* Receipt of periodic written reports from the outside auditors regarding his, her or their independence, including disclosure of all relationships of the auditor and the Corporation and discussion with the auditor as to disclosed relationships and serviced and potential impact on the objectivity and independence of the auditor and recommendations, when appropriate of action with respect to the auditor's independence of the outside auditor.

* Review of the nature and rigor of the audit process; receipt and review of all reports issued by the auditor; and facilitation of access to the independent auditor to the board to report on any and all matters appropriate.

* Guidance and oversight to any internal audit function of the corporation, including review of the organization, plans and results of such activity.

* Review of the corporation's (including its subsidiaries) annual financial statements and any reports or other financial information submitted to any governmental body or the public (including quarterly financial information or other informational filings with the SEC and annual statutory filings with state insurance departments) with management and the independent auditor.

* Review of the applicability and suitability of accounting principles, and proposed changes in accounting principles, utilized by the corporation.

*    Review of any significant financial reporting issue or change in practice.

* Monitoring, through discussion with management and the auditors, of the quality and adequacy of the corporation's internal controls.

* Review with management of the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

*    Reporting on audit committee activities to the full board.








             NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
       QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

The Company encourages you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement, then follow these easy steps:

                                 VOTE BY PHONE:

Your Telephone vote is quick, easy and immediate. Just follow these easy steps:

1. Read the accompanying Proxy Statement
2. Using a Touch-Tone Telephone, call Toll Free 1-800-758-6973 and follow the instructions.
3. When instructed, enter the Control Number, which is printed on the lower right-hand corner of the backside of your proxy card.
4. Follow the simple recorded instructions.

Please note that all votes cast by Telephone must be made prio r to 5:00 p.m. Central Time, May 24, 2001

Your telephone vote authorizes the named proxies to vote your shares

       IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.


                                VOTE BY INTERNET

Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

1. Read the accompanying Proxy Statement
2. Visit our Internet voting site at http://www.umb.com/proxy and follow the instructions on the screen.

Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Time, May 24, 2001.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

        IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.


                                  VOTE BY MAIL

To vote by mail, read the accompanying Proxy Statement then complete, sign and date the proxy card below. Detach the card and return it in the envelope provided herein.

  IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, DETACH PROXY CARD AND RETURN



                                      PROXY

                          PRE-PAID LEGAL SERVICES, INC.
                    Proxy Solicited on Behalf of the Board of
             Directors Annual Meeting of the Shareholders to be held
                             on Friday, May 25, 2001

     The undersigned shareholder of Pre-Paid Legal Services, Inc., an Oklahoma corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 6, 2001, and hereby appoints Harland C. Stonecipher and Kathleen S. Pinson, or either of them, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of the Company, to be held in the Seminar Center at Pontotoc Area VoTech School at 601 West 33rd Street in Ada, Oklahoma, on Friday, May 25, 2001, at 1:00 p.m., local time, and at any adjournment thereof, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

         (1)  Election of directors:

                 ____  FOR all nominees listed below (except as indicated).


                 ____  WITHHOLD AUTHORITY to vote for all nominees listed below.

         If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

  Shirley A. Stonecipher        Peter K. Grunebaum            Randy Harp

         (2) In their discretion, upon such matters as may properly come before the meeting or any adjournment or adjournments thereof.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.



THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE NOMINEES LISTED IN ITEM 1. IF ANY OTHER MATTERS ARE BROUGHT BEFORE THE MEETING OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT FOR ELECTION AS A DIRECTOR IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEES AS THE BOARD MAY RECOMMEND.

                                      DATED:                              , 2001
                                               ---------------------------


                                               --------------------------------
                                               Printed Name(s) of Shareholder(s)

                              Signature(s):
                                               ---------------------------------

                                               ---------------------------------

(Please  sign  exactly  as name  appears on the proxy  card.  If shares are held
jointly,   each  holder  should  sign.  When  signing  as  attorney,   executor,
administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person).


          APPENDIX TO PROXY STATEMENT OF PRE-PAID LEGAL SERVICES, INC.
               CONTAINING SUPPLEMENTAL INFORMATION REQUIRED TO BE
               PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION

     The following is information required to be provided to the Securities and Exchange Commission in connection with the Definitive Proxy Materials of Pre-Paid Legal Services, Inc. (the "Company") in connection with the 2001 Annual Meeting of Shareholders of the Company. This information is not deemed to be a part of the Proxy Statement and will not be provided to shareholders in connection with the Proxy Statement.

1. The Company anticipates that the definitive Proxy Materials will be mailed to the shareholders on or about April 27, 2001.